EXHIBIT 3.4

BYLAWS OF

KEMPHARM, INC.

ARTICLE 1

OFFICES

1.1 Registered Office. The registered office shall be at the office of City of Wilmington, County of New Castle, State of Delaware.

1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE 2

STOCKHOLDERS

2.1 Annual Meeting. An annual meeting of the stockholders each year shall be held on the anniversary of the immediately prior annual meeting, at the hour of 11:00 a.m., provided the Board may fix some other date which is within sixty (60) days before or after said date and may fix some time other than the above time for such meeting. The annual meeting shall be held for the purpose of electing the Corporation’s Directors and for the transaction of such other business as may be raised at the meeting. If the day designated above or fixed by the Board of Directors for the annual meeting shall be a Sunday or other legal holiday in the state where held, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors or shall be called by the President on behalf of and at the request of the holders of not less than ten percent (10%) of all of the outstanding shares of the Corporation entitled to vote on the issues to be considered. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice to the stockholders of the especial meeting

2.3 Place of Stockholders’ Meeting. The Board of Directors or the President may designate any location as the place of meeting of any annual meeting or for any special meeting of the stockholders. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the Corporation’s main office, where its executive offices are located. The Board of Directors may, in its sole discretion, determine that any meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 2.14.

2.4 Notice of Meeting. Except as provided in Section 2.7 and Article 7, or otherwise provided in the Delaware General Corporation Law (the “DGCL”), written notice stating the place, date and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Board of Directors or the stockholders calling the meeting. Such notice shall be given in a manner permitted under Article 7.

2.5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining those stockholders who are entitled to notice of, or to vote at any special meeting of stockholders or any adjournment thereof, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day immediately preceding the date on which notice of the meeting is issued by the Corporation. The stockholders of record on the books of the Corporation at the close of business on the record date as determined by the Board of Directors and only such stockholders shall be entitled to vote at any meeting of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

2.7. Quorum. Except as otherwise required by the Corporation’s certificate of incorporation, as amended and restated from time to time (the “Certificate of Incorporation”) or by statute, the holders of a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If an insufficient number of holders are represented in person or by proxy at a meeting to constitute a quorum, the holders of a majority of the shares so represented at the meeting may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders who are represented at a duly organized meeting at which a quorum is initially present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8. Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 213 of the DGCL, each stockholder shall be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another individual to act for such stockholder by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. A stockholder may authorize another individual to act as proxy by such means as are permitted pursuant to Section 212 of the DGCL. A duly executed proxy shall be irrevocable if it states it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

2.9 Action at Meetings. Unless otherwise stated in the Certificate of Incorporation or required by statute, when a quorum is present at any meeting, any matter submitted to a vote of the stockholders, other than the election of Directors, shall be decided by the vote of a majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on such matter. With respect to any matter for which a separate vote by a class or series or classes or series is required, other than the election of Directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. Unless otherwise stated in the Certificate of Incorporation or required by statute, at any annual meeting or special meeting duly called for the purpose of electing Directors, at which a quorum is present, any Director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such Director.

Bylaws of KemPharm, Inc.

2.10 Action without a Meeting. Any action that is required to be or may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, prior notice or a vote, if a consent or consents, setting forth the action so taken, are received from the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted by any means permitted under section 228 of the DGCL (or the successor to such section); provided, however, that action by written consent to elect Directors, if less than unanimous, shall be in lieu of holding an annual meeting only if all the directorships to which Directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders or proxy holders to take the action were delivered to the Corporation.

2.11 Record Date for Action by Stockholders without a Meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a stockholder’s consent setting forth the action taken or proposed to be taken is delivered to the Corporation by any means permitted under section 228 of the DGCL (or the successor to such section). If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.12 Voting by Ballot. Voting by stockholders on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

2.13 Participation in Meeting by Other Means. If authorized by the Board of Directors in its sole discretion, and subject to the guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication which allows all stockholders participating in the meeting to hear each other: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each individual deemed present and permitted to vote at the meeting by means of remote communication is a stockholders or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholders or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE 3

BOARD OF DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as may otherwise be provided by law or in the Certificate of Incorporation. All powers of the Corporation, except those specifically reserved or granted to the stockholders by law, the Certificate of Incorporation or these Bylaws, are hereby granted to and vested in the Board of Directors.

3.2 Number, Election Composition and Qualifications. The Board of Directors shall be comprised of a specific number of Directors determined and fixed by the Board of Directors from time to time; provided that such number shall be within the range of the minimum and maximum number of Directors required under the Certificate

Bylaws of KemPharm, Inc.

of Incorporation. Subject to the Certificate of Incorporation, the Board of Directors shall be comprised of the following five (5) groups of Directors:

(a) Group 1, at any given time, shall consist of the number of Directors that under Section 1.2(a) of the Voting Agreement (defined below) is required to be elected by the holders of the Series C Preferred Stock. At each annual meeting of the stockholders, and at any special stockholder meeting at which an election of a Group 1 Director is held, each directorship up for election in Group 1 shall be elected by the plurality of the votes of the shares of Series C Preferred Stock, voting as a separate group, present in person or represented by proxy at the meeting. Nominations for the election of Directors in Group 1 shall be made by the Board of Directors.

(b) Group 2, at any given time, shall consist of the number of Directors that under Section 1.2(b) of the Voting Agreement is required to be elected by the holders of the Series D Preferred Stock, voting as a separate voting group. At each annual meeting of the stockholders, and at any special stockholder meeting at which an election of a Group 2 Director is held, each directorship up for election in Group 2 shall be elected by the plurality of the votes of the shares of Series D Preferred Stock, voting as a separate group, present in person or represented by proxy at the meeting. Each Director in Group 2 shall be an individual designated by the Deerfield Investors for nomination. At any given time, at least one of the individuals designated by the Deerfield Investors for nomination as a Director in Group 2 shall be an individual not otherwise an Affiliate (defined below) of any of the Deerfield Investor who has relevant industry experience and is reasonably acceptable to a majority of the other members of the Board of Directors.

(c) Group 3, at any given time, shall consist of the number of Directors that is required under Section 1.2(c) of the Voting Agreement. At each annual meeting of the stockholders, and at any special stockholder meeting at which an election of a Group 3 director is held, each directorship up for election in Group 3 shall be elected by the plurality of the votes of the shares of the Corporation’s common stock present in person or by proxy at the meeting. Nominations for the election of Directors in Group 3 shall be made by the Board of Directors; provided, however, that such nominee shall be acceptable to the Deerfield Investor, whose consent shall not be unreasonably withheld, delayed or conditioned. Each Director in Group 3 shall be an individual who is not otherwise an Affiliate of the Corporation or of any stockholder of the Corporation.

(d) Group 4, at any given time, shall consist of such number of Directors as is required under Section 1.2(d) of the Voting Agreement. At each annual meeting of the stockholders, and at any special stockholder meeting at which an election of a Group 4 director is held, each directorship up for election in Group 4 shall be elected by the plurality of the votes of the shares of the Corporation’s common stock present in person or by proxy at the meeting. Nominations for the election of Directors in Group 4 shall be made by the Board of Directors; provided, however, that such nominee shall be acceptable to the Deerfield Investor, whose consent shall not be unreasonably withheld, delayed or conditioned.

(e) Group 5, at any given time, shall consist of such number of Directors as is required under Section 1.2(e) of the Voting Agreement. At each annual meeting of the stockholders, and at any special stockholder meeting at which an election of a Group 5 director is held, each directorship up for election in Group 5 shall be elected by the plurality of the votes of the shares of the Corporation’s common stock present in person or by proxy at the meeting. Nominations for election of Directors in Group 5 shall be made by the Board of Directors or by any holder or holders of at least twenty-five percent (25%) of the total number of then-outstanding shares of the common stock.

To the extent that any of the above groups is entitled to zero Directors under the Voting Agreement, any member of the Board of Directors who would otherwise have been designated and elected in accordance with the terms thereof shall instead be elected by the plurality of the votes of the shares of the Corporation’s common stock present in person or by proxy at the meeting.

Directors need not be stockholders of the Corporation. For purposes of these Bylaws, “Voting Agreement” means that certain Voting Agreement dated as of May 30, 2014, by and between the Corporation and certain stockholders, and “Affiliates” and “Deerfield Investor” shall each have the definition provided to it under the Voting Agreement.

Bylaws of KemPharm, Inc.

3.3 Tenure, Removal and Resignation. Each Director shall hold office until his successor shall have been elected and qualified, or his death, resignation or removal, if earlier. A Director may be removed, with or without cause, at a special meeting of the stockholders called expressly for that purpose by the majority votes of the shares present in person or by proxy at the meeting which are entitled to vote for the election of such Director. Any Director or officer of the Corporation may resign at any time upon giving notice to the Corporation. A resignation is effective when such notice is given unless the notice specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the Director failing to receive a specified vote for reelection as a Director may provide that it is irrevocable. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

3.4 Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the Directors comprising the particular group of Directors (I.E., Groups 1 – 5) in which the vacancy has occurred, or, if no Directors remain in such group, then by the affirmative vote of a majority of the Directors then in office, even if less than a majority of the full Board of Directors. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a majority of the full Board of Directors. A Director so appointed shall be elected for the unexpired term of his predecessor in office or the full term of such new directorship. In the event of any vacancy or increase in the number of Group 2 Directors, the Board of Directors shall fill such vacancy or new directorship only with an individual designated by the Deerfield Investors. In the event of any vacancy in the number of Group 3 or 4 Directors, the Board of Directors shall fill such vacancy only with an individual who is acceptable to the Deerfield Investor (whose consent shall not be unreasonably withheld, delayed or conditioned).

3.5 Regular Meetings. The Board of Directors may determine, from time to time, the time and place for the holding of regular Board of Directors meetings without other notice than such determination.

3.6 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President of two or more Directors. The individual or individuals authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

3.7 Notice. Except as provided in Section 3.6 and in Article 7, notice of any special meeting shall be given to each Director at least two (2) days prior thereto by written notice given in a manner permitted under Article 7. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.8 Quorum. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Certificate of Incorporation requires a greater number. If a quorum shall not be present at a meeting, a majority of the Directors present at such meeting may adjourn the meeting from time to time without further notice until a quorum is present.

3.9 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation requires a greater number.

3.10 Participation in a Meeting by Other Means. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in or hold a meeting by means of conference telephone or similar communications equipment which allows all Directors participating in the meeting to hear each other, and a Director’s participation in a meeting by such means shall constitute such Director’s attendance at such meeting for all purposes under the Certificate of Incorporation and these Bylaws.

3.11 Action without a Meeting. Any action required to be taken at a meeting of Directors, or any action which may be taken at a meeting of the Board of Directors or of a committee of Directors, may be taken without a meeting if one or more consents (which may include a consent received by Electronic Transmission) that describe the action taken, are signed and dated by all of the Directors or all of the members of the committee of Directors, as the case may be, entitled to vote on the matter and delivered to the Corporation’s Secretary for inclusion in the

Bylaws of KemPharm, Inc.

minutes for filing with the Corporation’s records. Such action shall be effective on the date the last Director entitled to vote signed the consent, unless the consent specifies a different effective date. For purposes of these Bylaws, “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3.12 Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the acting secretary of the meeting before the adjournment thereof or shall deliver notice, in accordance with Article 7, of such dissent immediately after the adjournment of the meeting to the Secretary of the Corporation. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.13 Compensation. Unless otherwise restricted by the Certificate of Incorporation or by statute, the Board of Directors shall have the authority to fix the compensation of the Directors. Each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors or a meeting of a committee to which such Director is appointed, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or meeting of a committee or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.14 Committees. The Board of Directors from time to time may designate one or more committees, each committee to consist of one or more Directors, including, without limitation, an executive committee as provided in Section 3.16. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board may appoint the chair of each committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.15 Committee Authority. Any committee designated by the Board of Directors, to the extent provided by a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to (a) approving, adopting or recommending to the stockholders, any action or matter expressly required by the Certificate of Incorporation or the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the Corporation. The Board of Directors shall approve any charter of a committee. Sections 3.5 – 3.12 shall apply to meetings of any committee of the Board and any action taken by the members of such committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

3.16 Executive Committee. To the extent that the Board of Directors designates an executive committee, such committee shall, when the Board of Directors is not in session, have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; provided that the executive committee shall not have the authority of the Board of Directors in reference to amending the Corporation’s articles of incorporation, adopting a plan of merger or consolidation, authorize or approve distributions unless pursuant to a formula or method prescribed by the Board of Directors, recommending to the stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof, fill vacancies on the Board of Directors, or amending the Bylaws of the Corporation.

3.17 Subcommittees. Unless otherwise provided in the Certificate of Incorporation or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the committee.

Bylaws of KemPharm, Inc.

ARTICLE 4

OFFICERS

4.1 Number and Titles. The officers of the corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, a Treasurer (who may also be referred to as the Chief Financial Officer) and such other officers with such other titles as the Board of Directors shall determine. The Board of Directors may elect from among its members a Chairman or Chairmen of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same individual, unless the Certificate of Incorporation or these Bylaws otherwise provide. It is not necessary for all officer positions be appointed or filled at all times.

4.2 Election and Tenure. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

4.3 Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.5 President. The President shall be the principal and paramount officer of the Corporation. Subject to the provisions of these Bylaws and to the direction and control of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of President or which are delegated to him or her by the Board of Directors. Additionally, he or she shall have oversight for the science and research of the Corporation. In the absence of a Chairman or Vice Chairman of the Board of Directors, the President shall, when present, preside at all meetings of the stockholders and of the Board of Directors. The President shall have power to sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, all stock certificates, contracts, deeds, mortgages and other instruments of the Corporation which are authorized except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. He or she shall also have general authority for supervision and direction, superseding that of the Chief Executive Officer and all of the other officers, employees and agents of the Corporation.

4.6 Chief Executive Officer. If the Board appoints a Chief Executive Officer, such officer shall be the chief operations officer of the Corporation. Subject to the direction and control of the Board of Directors and the President, he or she shall have general responsibility for the management and control of the day-to-day operations and major corporate processes of product and service delivery of and by the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive officer or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall have power to sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, all stock certificates, contracts, deeds, mortgages and other instruments of the Corporation which are authorized except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. He or she shall have general authority for supervision of all of the other officers (other than the President), employees and agents of the Corporation and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall, when present, preside over Board of Director meetings when the President is not present.

Bylaws of KemPharm, Inc.

4.7 Vice-President. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the Vice-President, if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Vice-President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.8 The Secretary: Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if the Corporation has a seal, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address and/or Electronic Transmission address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or President or by the Board of Directors; and (g) sign with the Chief Executive Officer or President or the Chief Operating Officer, certificates for shares of the Corporation.

4.9 Assistant Secretaries. There may be assistant secretaries, when authorized by the Board of Directors. The assistant secretaries shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall such other duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

4.10 Chief Financial Officer. The Chief Financial Officer may also be designated by the alternate title of “Treasurer.” The Chief Financial Officer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or that are properly required by the President or by the Board of Directors. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such officer’s office and for the restoration to the corporation, in case of such officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or control belonging to the Corporation.

4.11 Chief Operating Officer. If the Board appoints a Chief Operating Officer, then in the absence of the Chief Executive Officer or in the event of his or her death, inability or refusal to act, the Chief Operating Officer shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Chief Operating Officer shall perform such other duties as from time to time may be assigned to him by the President, Chief Executive Officer and the Board of Directors.

4.12 Other Assistants and Acting Assistants. The Board of Directors shall have the power to appoint any individual to act as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

Bylaws of KemPharm, Inc.

4.13 Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Vice Chairman shall be present. The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned to such individual by the Board of Directors and as may be provided by law.

4.14 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

4.15 Employment Agreement. Notwithstanding the provisions of this Article, if an officer has an employment agreement, the employment agreement shall overrule any conflicting or contrary provisions of this Article and shall govern terms and conditions of employment of the officer.

ARTICLE 5

CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1 Certificates for Shares. The shares of the Corporation’s stock shall be represented by certificates, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Certificates shall be in such form as shall be determined by the Board of Directors, shall be signed by the President or Chief Executive Officer and by the secretary or an assistant secretary, and, if the Corporation has a corporate seal, shall be sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the individual, firm, corporation, partnership, association, limited liability company, trust or other entity (collectively, a “Person”) to whom the shares are registered and the date of issuance shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be voided and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and voided, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

5.2 Class or Series. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or a statement that the Corporation will furnish without charge, to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

5.2 Fractional Shares. No fractional shares of the Corporation’s capital stock of any class or series shall be issued. The Board of Directors shall, in its discretion, take such action as under the circumstances may reasonably insure equitable treatment of Persons entitled to fractional interests, including but not limited to, the issuance of scrip (disenfranchised as to voting or dividends) in lieu of said fractional interests with subsequent issuance of certificates for full shares in exchange for the requisite aggregate amount of such scrip, or by cash settlement through sale or purchase options which will operate to allow the issuance of full shares or payment in cash for such fractional interests. Computations in this regard may be rounded to the nearest hundredth share or cent, as the case may be.

Bylaws of KemPharm, Inc.

5.3 Transfer of Shares. Upon surrender to the Corporation or its transfer of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.4 Transfer Restrictions and Legend.

(a) Unless otherwise provided by the Certificate of Incorporation, and subject to Section 5.4(c), any sale, pledge, transfer or other disposition of one or more Restricted Shares (defined below) by a holder shall not be permitted or recognized on the Corporation’s record books unless such holder provides to the Corporation (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed sale, pledge, transfer or other disposition may be effected without registration under the Securities Act (defined below), (ii) a “no action” letter from the U.S. Securities and Exchange Commission to the effect that the proposed sale, pledge, transfer or other disposition of such Restricted Shares without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Corporation to the effect that the proposed sale, pledge, transfer or other disposition may be effected without registration under the Securities Act. For purposes of these Bylaws, the “Securities Act” means the Securities Act of 1933 and the regulations promulgated thereunder, and “Restricted Share” shall mean any share of the Corporation’s capital stock of any class or series that has not been registered under the Securities Act of 1933.

(b) Each certificate representing one or more Restricted Shares shall be notated with a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and have been acquired pursuant to an investment representation on the part of the registered holder of such securities for the registered holder’s own account for investment, and neither this certificate nor the shares represented by this certificate shall be sold, pledged, hypothecated or transferred by the registered holder in the absence of such registration or a valid exemption and unless in compliance with the with the corporation’s Certificate of Incorporation (as amended and restated from time to time) and Bylaws (as amended and restated from time to time), copies of which are on file with the Secretary of the corporation.”

(c) Notwithstanding the foregoing, the provisions of Sections 5.4(a) and (b) shall not apply to any shares of the Corporation’s stock which are subject to and bound by the Investors Rights Agreement.

ARTICLE 6

DIVIDENDS

6.1 Dividends. Subject to the provisions of the Certificate of Incorporation and the DGCL, dividends upon the Corporation’s capital stock may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

6.2 Record Date for Dividends. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Bylaws of KemPharm, Inc.

ARTICLE 7

NOTICE AND WAIVER

7.1 Notices. Any notice, demand, or communication required or permitted to be given by any provision of the Certificate of Incorporation or these Bylaws shall be deemed to have been sufficiently given or served for all purposes if (a) delivered personally in writing to the party or to the Authorized Agent of the party to whom the notice is directed, (b) sent by mail addressed to the appropriate party’s address as it appears in the Corporation’s records, or (c) subject to Section 7.2, sent via Electronic Transmission. For purposes of these Bylaws, “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.2 Notice to Stockholders or Directors by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders or Directors, any notice to stockholders or Directors given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of Electronic Transmission consented to by the stockholder or Director to whom the notice is given, unless effective notice to stockholders or Directors by Electronic Transmission is prohibited by law. Any such consent by a stockholder shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other Person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

7.3 Effectiveness of Notice. Except as otherwise provided in this Agreement, notice given by the Corporation to any stockholder or Director shall be deemed to be given on the date when such notice is personally delivered in writing or deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as stated above. Notice given by Electronic Transmission in accordance with Section 7.2 shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the stockholder or Director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder or Director has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder or Director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder or Director. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, mail or a form of Electronic Transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

7.4 Written Waiver of Notices. Whenever any notice is required to be given to any stockholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the DGCL, a waiver thereof in writing signed by the Person entitled to notice, or a waiver by Electronic Transmission by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee or subcommittee of Directors need be specified in any written waiver of notice or any waiver by Electronic Transmission unless so required by the Certificate of Incorporation or these Bylaws.

7.5 Waiver by Participation. A stockholder’s or Director’s attendance at a meeting of the Corporation’s stockholders or directors (including Board committee meetings), as the case may be: (a) waives any objection by such Person to lack of notice or defective notice of such meeting, unless such Person at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) waives any objection by such Person to consideration of any particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless such Person objects to considering such matter when it is presented. Attendance at the meeting is not a waiver of any right to object to the consideration of matters required by the DGCL to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.

Bylaws of KemPharm, Inc.

ARTICLE 8

GENERAL PROVISIONS

8.1 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

8.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

8.3 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

8.4 Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.5 Voting of Shares Owned by the Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders’ meeting of such other corporation by the President of the Corporation if he is present, or in his absence by the Chief Executive Officer of the Corporation who may be present. Whenever, in the judgment of the President, or in his absence, in the judgment of the Chief Executive Officer, it is desirable for the Corporation to execute a proxy or give a stockholders’ consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Chief Executive Officer of the Corporation and shall be attested by the secretary or an assistant secretary of the Corporation without necessity of any authorization by the Board of Directors. Any individual or individuals designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

ARTICLE 9

AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation, the Board of Directors may alter, amend, repeal or restate these Bylaws, in any manner not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation or any agreement between the Corporation and its stockholders.

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Bylaws of KemPharm, Inc.

AMENDMENT TO

THE BYLAWS OF

KEMPHARM, INC.

(A DELAWARE CORPORATION)

THIS AMENDMENT (this “Amendment”) to the Bylaws (the “Bylaws”) of KemPharm, Inc., a Delaware corporation, is adopted and approved as of November 7, 2014.

The Bylaws are hereby amended as follows:

1. The final paragraph of Section 3.2 of Article 3 of the Bylaws is hereby deleted and replaced, in its entirety, by the following:

“Directors need not be stockholders of the Corporation. For purposes of these Bylaws, “Voting Agreement” means that certain Voting Agreement dated as of June 2, 2014, by and between the Corporation and certain of its stockholders, as the same may be amended and restated from time to time, and “Affiliate” and “Deerfield Investor” shall each have the definition provided to it under the Voting Agreement.”

All provisions of the Bylaws not hereby amended shall remain in full force and effect. This Amendment and the Bylaws shall be read and construed together as a single instrument. To the extent of any inconsistency between the terms contained in the Bylaws and this Amendment, the terms of this Amendment shall control. Any reference to any document or agreement to the Bylaws shall include this Amendment and shall refer to the Bylaws as amended by this Amendment.